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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 25, 2007

                              ONCOLOGIX TECH, INC.
            ---------------------------------------------------------
           (Name of Small Business Issuer as Specified in Its Charter

                                    0-15482
                             ----------------------
                            (Commission File Number)

             Nevada                                               86-1006416
 ------------------------------                               -----------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                    3725 Lawrenceville-Suwanee Rd., Ste B-7,
                                Suwanee, GA 30024
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                    (Address of principal executive offices)

                                 (770) 831-8818
                            -------------------------
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02     Election of Directors; Appointment of Certain Officers.

         On June 25, 2007, we expanded the size of our Board of Directors from five to nine, thus creating four vacancies. Adam Lowe, Steven Kurtzman, MD, and Judy Lindstrom were elected to fill three of the vacancies and the fourth remains unfilled. Mr. Lowe and Dr. Kurtzman have been directors of our subsidiary and their backgrounds have been described in previous reports.

         Ms. Lindstrom, age 62, has been Chief Operating Officer of the U.S. division of Portland Orthopedics, a privately-held company headquartered in Sydney, Australia. She previously held senior level management positions with several medical device companies, including Executive Vice President, Global Sales and Marketing, Wright Medical Technology, Inc. (1996 - 1998); President and Chief Executive Officer, Neovision (1995);, and President, MicroAire Surgical Instruments, Inc. (1991 - 1994). Ms. Lindstrom also served as General Manager for two operating divisions of Baxter International, V. Mueller Endoscopy (1991) and Edward Orthopedics (1988 - 1991). She was the first woman promoted to General Manager for a Baxter operating unit. From 1991 - 1996, Ms. Lindstrom served on the board of directors of Everest Medical Corporation (a NASDAQ listed company prior to its acquisition in April, 2000) and in 1994 served on the board of AdvaMed (formerly the Health Industry Manufacturers Association).

         There was no arrangement or understanding between any of the newly elected directors and any other person pursuant to which the newly elected directors were selected as directors and there are no related person transactions between any of the newly elected directors and the Company. We also expanded the size the Board of Directors of our wholly owned subsidiary, Oncologix Corporation, and filled the vacancies so created so that the Boards of Directors of both the parent and the subsidiary consist of the same persons.

         The Board of Directors also elected Mr. Andrew Green as Chief Executive Officer and President and Mr. Adam Lowe as Vice President and Chief Operating Officer of the parent corporation. Mr. Green has been Chairman and Chief Executive Officer of the subsidiary and Mr. Lowe has been its President and Chief Operating Officer. The annual salaries of Messrs. Green and Lowe were increased to $200,000 per year, effective July 1, 2007.

         Mr. Stanley L. Schloz continues as Chairman and Mr. Michael A. Kramarz as Chief Financial Officer, both at their existing compensation

         We also established a three-member Finance Committee, which is to consider and report to the Board with respect to plans for corporate expansion, capital structure and long-range financial requirements, to have the authority to select banks or other repositories and short term investment of the funds of the Company, to set the terms and conditions for the issuance and sale of debt or securities of the Company, including without limitation the selection of underwriters or selling agents finders and the compensation of the same, with limits on aggregate amount, class of security and price set by the full Board of Directors of the Company. The initial members of the Finance Committee are Andrew Green, Stanley L. Schloz and Anthony Silverman.

         All of the newly elected directors will receive the standard compensation provided to all directors. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance of board meetings and advising and consulting with the officers and management from time to time. In addition, each non-employee board member receives a monthly director fee of $1,000.

         In addition, Mr. Kurtzman and Ms. Lindstrom, together with Barry Griffith, another non-employee director, were each granted options under the Company's 2000 Incentive Stock Plan to purchase 100,000 shares of the Company's common stock at an exercise price equal to the fair market value of our common stock on July 6, 2007.

Item 5.03     Amendment to Bylaws.

         On June 25, 2007, the Board of Directors amended our Bylaws by increasing the number of directors from five to nine and formally changing our name to Oncologix Tech, Inc. from BestNet Communications Corp.

Item 9.01     Financial Statements and Exhibits

(a)      Exhibits
         --------

Exhibit             Title

99                  Press release, issued by Oncologix Tech Inc. July 3, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 3, 2007                         ONCOLOGIX TECH INC.


                                            By:  /s/  Andrew M. Green
                                               --------------------------------
                                                      Andrew M. Green,
                                                      Chief Executive Officer
                                                      and President

                                            By:  /s/  Michael A. Kramarz
                                               --------------------------------
                                                      Michael A. Kramarz,
                                                      Chief Financial Officer